SUPPLEMENT Dated October 22, 2015

To the Prospectus Dated May 1, 2015, as amended

Voya PotentialPLUS Annuity

Issued by Voya Insurance and Annuity Company

And

Issued by Voya Insurance and Annuity Company

Through Its Separate Account B

This supplement updates and amends the Prospectus for your flexible premium deferred combination variable, indexed and fixed annuity contract. Please read it carefully and keep it with your copy of the Prospectus for future reference. If you have any questions, please call Customer Service at 1-800-366-0066.

Important Information

Effective immediately, this product is no longer available for new sales.

X.POPL-15A	October 2015